EXHIBIT 99.1

Press Release	[i2 Logo]

i2 Announces Better than Expected Fourth Quarter Results and Planned Re-audit of 2000 and 2001 Financial Statements

DALLAS — January 27, 2003 — i2 Technologies, Inc. (NASDAQ: ITWO), today announced preliminary fourth quarter financial information with preliminary adjusted operating margins of 12 percent and preliminary adjusted earnings per share of $0.02 before a restructuring charge. After the charge, the company posted a loss of $0.03 per share. In addition, based on recent information developed during the audit committee’s ongoing investigation of certain allegations regarding the company’s financial reporting, the company also announced its decision to re-audit its financial statements for the years ended December 31, 2000 and 2001. For this reason, these preliminary results are subject to modification.

Preliminary Results

The company reported preliminary fourth quarter revenues of $120 million, compared to the analysts’ consensus estimate of $109 million as reported by Multex, with operating expenses of $128 million, including a restructuring charge of $23 million, for a loss of $0.03 per share.

On an adjusted basis, which excludes the restructuring charge, the company announced preliminary earnings of $0.02 per share, beating the analysts’ consensus estimate of a loss of $0.05 per share. The company also reported preliminary adjusted operating expenses for the fourth quarter of $105 million.

Cash and liquid investments decreased $69 million in the quarter to $457 million, of which $36 million of the decrease was related to restructuring activities, $9 million was related to an interest payment on the company’s convertible bonds, and $8 million was related to renewal of certain insurance policies in the fourth quarter. The company expects cash usage to significantly decrease in the first quarter of 2003.

Sanjiv Sidhu, i2’s chairman and CEO, expressed satisfaction with the results. “I believe we have turned the corner on a very difficult period. By focusing on customer satisfaction — which has improved significantly — and by removing a number of operating inefficiencies, we have been able to move more rapidly towards profitability than most thought possible,” said Sidhu. “The entire i2 team is very encouraged and we are looking forward to better results in 2003 and the years ahead.”

Revenue Across Major Verticals and Regions

In the fourth quarter, i2 recognized software license revenue across multiple industries including 38 percent of license revenues from the high technology sector, 12 percent from automotive, 9 percent from consumer goods and retail, 9 percent from metals, and 32 percent from various other industries, including aerospace and defense, and transportation.

On a regional basis, 59 percent of total revenues were recognized from the Americas, while Europe, the Middle East and Africa contributed 22 percent. Japan accounted for 12 percent of total revenues, while Asia Pacific contributed 7 percent.

Globally, i2 had 56 projects go live in verticals including high technology, consumer goods, automotive, retail, industrial products and telecommunications.

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i2 Announces Better than Expected Fourth Quarter Results and Planned Re-audit of 2000 and 2001 Financial Statements

Re-audit of 2000 and 2001 Financials

The company also announced that the audit committee of its board of directors has engaged Deloitte & Touche LLP, the company’s current external auditors, to re-audit the company’s financial statements for the years ended December 31, 2000 and 2001. This decision was made at the recommendation of management based on recent information developed during the audit committee’s ongoing investigation of certain allegations regarding the company’s revenue recognition with respect to certain customer contracts and its financial reporting for those years. This decision was also influenced by the unavailability of Arthur Andersen LLP, the company’s former external auditors for those years, to consider any restatement that might be necessary. Deloitte & Touche replaced Arthur Andersen as the company’s external auditor in May 2002. The company has notified the SEC of these allegations, and the staff has opened an informal inquiry into these matters.

As material adjustments to the previously reported financial statements may be required, investors should not rely on the financial information contained in the company’s annual reports on Form 10-K for the years ended December 31, 2000 and 2001 or in the company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2000 through September 30, 2002. While there can be no assurance, the company is working towards a goal of having the re-audit of the 2000 and 2001 financial statements, as well as the audit of the 2002 financial statements, completed to allow for the timely filing of the company’s 2002 annual report on Form 10-K. Until the re-audit is completed, the impact on previously reported financial statements, including our preliminary fourth quarter results, cannot be determined. Material adjustments to our previously reported financial statements may be required, which may necessitate the amendment of the company’s previously filed reports on Form 10-Q and Form 10-K. However, the re-audit will not have an impact on the company’s cash position in any affected period.

Move to NASDAQ Small Cap Market

The company also announced it has made the decision to move to the NASDAQ Small Cap Market, effective January 30, 2003. The move is expected to provide the company additional time to address its non-compliance with the NASDAQ National Market stockholders’ equity listing requirement, possibly by seeking stockholder approval for a reverse stock split at the company’s next annual meeting.

The company will host a conference call with analysts, which will be web-cast through www.i2.com/investors at 7:30 a.m. Central Standard Time.

About i2

The leading provider of end-to-end supply chain management solutions, i2 designs and delivers software that helps customers optimize and synchronize activities involved in successfully managing supply and demand. More than 1,000 of the world’s leading companies, including seven of the Fortune global top 10, have selected i2 to help solve their most critical supply chain challenges. Founded in 1988 with a commitment to customer success, i2 remains focused on delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. i2 Technologies, Inc.

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i2 Announces Better than Expected Fourth Quarter Results and Planned Re-audit of 2000 and 2001 Financial Statements

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding our preliminary financial results and profitability (excluding a restructuring charge), our industry position, our financial position, reductions in operating expense, potential material adjustments to i2’s historical and current financial statements as a result of the re-audit of our financial statements for the years ended December 31, 2000 and 2001, the timely filing of our annual report on Form 10-K, our move to the NASDAQ SmallCap Market, our compliance with NASDAQ continued listing standards and a potential reverse split of our capital stock. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from these expectations. Factors that could cause actual results to differ could include: the results and duration of the re-audit of i2’s financial statements for the years ended December 31, 2000 and 2001; competition; continued reduction in the pace of IT spending; our inability to control costs; general economic conditions; and the failure of our customers to successfully implement our solutions or to achieve benefits attributable to our products. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC (for the purpose of reviewing the risk factors only), particularly the Form 10-K filed April 1, 2002 and Form 10-Q filed November 14, 2002. i2 assumes no obligation to update the forward-looking information contained in this news release.

Media Contact:
Melanie Ofenloch
i2 Corporate Communications
469/357-3027
melanie_ofenloch@i2.com

Investor Contact
Barry Sievert
i2 Investor Relations
469/357-1000
investor@i2.com

i2 TECHNOLOGIES, INC.
CONSOLIDATED UNAUDITED PRELIMINARY STATEMENT OF OPERATIONS (a)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
(In thousands, except per share data)

	GAAP	Adjusted (b)
Revenues:
Software licenses	36,629	36,629
Services	43,873	43,873
Maintenance	39,405	39,405

Total revenues	119,907	119,907
Costs and expenses:
Cost of revenues:
Cost of software licenses	1,903	1,903
Amortization of acquired technology	145	145
Cost of services and maintenance	41,625	41,625
Sales and marketing	23,922	23,922
Research and development	26,805	26,805
General and administrative	10,536	10,536
Amortization of intangibles	39	39
Restructuring charge and adjustments	23,083	—

Total costs and expenses	128,058	104,975

Operating income (loss)	(8,151)	14,932
Other expense, net	(4,190)	(4,190)

Income (loss) before income taxes	(12,341)	10,742
Income tax expense	87	87

Net income (loss)	(12,428)	10,655

Income (loss) per common share:
Basic	$(0.03)	$0.02
Diluted	$(0.03)	$0.02
Weighted-average common shares outstanding:
Basic	432,374	432,374
Diluted	432,374	472,843

(a)
These unaudited preliminary financial results are subject to change. While there can be no assurance, the company is working towards a goal of the re-audit of the 2000 and 2001 financial statements, as well as the audit of the 2002 financial statements, being completed to allow for the timely filing of the company’s 2002 annual report on Form 10-K. Until the audits are completed, the impact on previously-reported financial statements and these preliminary financial results cannot be determined. Material adjustments to our previously-reported financial statements, including these preliminary financial results, may be required, which may necessitate the amendment of the company’s previously-filed reports on Form 10-Q and Form 10-K.

The company expects that an additional vacation accrual totaling approximately $5 million will be made to prior periods based upon the initial review of the company's fourth quarter financial results by Deloitte & Touche.

(b)	The above amounts have been adjusted to exclude the restructuring charge and adjustments of approximately $23 million.

i2 TECHNOLOGIES, INC.
CONSOLIDATED UNAUDITED PRELIMINARY BALANCE SHEET (c)
AS OF DECEMBER 31, 2002
(In thousands, except par value)

ASSETS
Current assets:
Cash and cash equivalents	414,402
Short-term investments, at fair value	10,000
Accounts receivable, net	54,737
Prepaids and other current assets	32,763

Total current assets	511,902
Premises and equipment, net	61,644
Long-term investments, at fair value	33,016
Other assets	270
Intangibles, net	6,962
Goodwill, net	18,505

Total assets	632,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	18,498
Accrued liabilities	157,948
Accrued compensation and related expenses	32,910
Current portion of long-term debt	60,930
Deferred revenue	109,334

Total current liabilities	379,620
Other long-term liabilities	10
Long-term debt	350,000

Total liabilities	729,630

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, none issued	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued	—
Common stock, $0.00025 par value, 2,000,000 shares authorized, 432,853 shares issued and outstanding	108
Additional paid-in capital	10,374,093
Accumulated other comprehensive loss	(2,601)
Accumulated deficit	(10,468,931)

Total stockholders’ equity	(97,331)

Total liabilities and stockholders’ equity	632,299

(c)
These unaudited preliminary financial results are subject to change. While there can be no assurance, the company is working towards a goal of the re-audit of the 2000 and 2001 financial statements, as well as the audit of the 2002 financial statements, being completed to allow for the timely filing of the company’s 2002 annual report on Form 10-K. Until the audits are completed, the impact on previously-reported financial statements and these preliminary financial results cannot be determined. Material adjustments to our previously-reported financial statements, including these preliminary financial results, may be required, which may necessitate the amendment of the company’s previously-filed reports on Form 10-Q and Form 10-K.

The company expects that an additional vacation accrual totaling approximately $5 million will be made to prior periods based upon the initial review of the company's fourth quarter financial results by Deloitte & Touche.